SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 25 TO

                      REGISTRATION STATEMENT NUMBER 33-26844

                     American Express Investors Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

       70100 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 H. Bernt von Ohlen - 50605 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-7981
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Explanatory Note

The prospectuses contained in Part I of the Registration Statement are substantially similar and are for the same product. The prospectus indicated "for selected investors" on the front cover contains the following differences from the other Investors Certificate prospectus: The prospectus for selected investors is designed for those selected persons who plan to invest greater than $50 million in the aggregate in this product. This is indicated on the front cover and again under "Investment amount and terms." There is also a provision stating that if the certificate owner requests a withdrawal exceeding $50 million that the issuer may defer payment for up to 30 days. This provision is found under "Full and partial withdrawals."

                     American Express Investors Certificate

                            Prospectus April 27, 2005

              Provides high fixed rates with capital preservation.

You may:

o Purchase this certificate in any amount from $100,000 through $25 million on the date your term starts unless you receive prior approval from the Issuer to invest more. (Purchases greater than $9 million will be divided into separate accounts, each with the same term and interest rate.) Additionally, the aggregate amount of your current investments in American Express Investors Certificate may not exceed $50 million (unless you receive prior approval from the Issuer to invest more).

o  Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:              American Express Certificate Company
                     Unit 557
                     70100 AXP Financial Center
                     Minneapolis, MN 55474
                     (800) 862-7919
                     (612) 671-3131

Distributor:         American Express Financial Advisors Inc.

Selling Agent:       American Express Bank International

Initial Interest Rates


American Express Certificate Company (the Issuer or AECC) guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:


                     Simple            Actual compound           Effective
Term             interest rate*     yield for the term**    annualized yield***
1 month               ___%                  ___%                   ___%
2 month               ___%                  ___%                   ___%
3 month               ___%                  ___%                   ___%
6 month               ___%                  ___%                   ___%
12 month              ___%                  ___%                   ___%
24 month              ___%                  ___%                   ___%
36 month              ___%                  ___%                   ___%

    * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

   ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

  *** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

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2p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Table of Contents

Initial Interest Rates                                                   2p
Risk Factors                                                             2p

About the Certificate                                                    5p
Read and Keep This Prospectus                                            5p
Investment Amounts and Terms                                             5p
Face Amount and Principal                                                6p
Value at Maturity                                                        6p
Receiving Cash During the Term                                           7p
Interest                                                                 7p
Promotions and Pricing Flexibility                                       7p
Rates for New Purchases                                                  8p
Rates for Future Terms                                                  11p
Additional Investments                                                  11p
Earning Interest                                                        12p

How to Invest and Withdraw Funds                                        12p
Buying Your Certificate                                                 12p
How to Make Investments at Term End                                     13p
Full and Partial Withdrawals                                            14p
When Your Certificate Term Ends                                         15p
Transfers to Other Accounts                                             16p
Transfer of Ownership                                                   16p

For More Information                                                    17p
Giving Instructions and Written Notification                            17p
Purchases by Bank Wire                                                  18p


Tax Treatment of Your Investment                                        18p

How Your Money is Used and Protected                                    21p
Invested and Guaranteed by the Issuer                                   21p
Regulated by Government                                                 21p
Backed by Our Investments                                               22p

Investment Policies                                                     23p


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


General Information on the Issuer and
   How it Operates                                                      26p
Relationship Between the Issuer and
   American Express Financial Corporation                               26p
Capital Structure and Certificates Issued                               27p
Service Providers                                                       28p
Investment Management and Services                                      28p
Distribution                                                            29p
Selling Agent                                                           30p
Other Selling Agents                                                    31p
Transfer Agent                                                          31p
Custodian                                                               31p
Employment of Other American Express Affiliates                         31p
Conflicts of Interest                                                   32p
Directors and Officers                                                  33p
Independent Auditors                                                    37p

Appendix                                                                38p


Annual Financial Information                                              p
Summary of Selected
   Financial Information                                                  p
Management's Discussion and
   Analysis of Financial Condition and
   Results of Operations                                                  p

American Express Certificate Company Responsibility of Management         p

Report of Ernst & Young LLP
   Independent Auditors                                                   p

Financial Statements                                                      p

Notes to Financial Statements                                             p

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4p      AMERICAN EXPRESS INVESTORS CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Investors Certificate from those described in the prospectus, or to bind the Issuer by any statement not in it.


This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS AND TERMS


You may purchase the American Express Investors Certificate in any amount from $100,000 through $25 million payable in U.S. currency on the date your term starts unless you receive prior approval from the Issuer to invest more. (Purchases greater than $9 million will be divided into separate accounts, each with the same term and interst rate.) Additionally, the aggregate amount of your current investments in American Express Investors Certificate, less withdrawals, may not exceed $50 million (unless you receive prior approval from the Issuer to invest more).


After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. However, if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

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5p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals           Face amount (initial investment)
plus                       At the end of a term, interest credited to your
                           account during the term
minus                      Any interest paid to you in cash
plus                       Any additional investments to your certificate
minus                      Any withdrawals, fees and applicable penalties

Principal may change during a term as described in "Full and Partial
Withdrawals."


For example, assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:


          $500,000    Face amount (initial investment)
plus         7,500    Interest credited to your account
minus           (0)   Interest paid to you in cash
plus       250,000    Additional investment to your certificate
minus           (0)   Withdrawals and applicable penalties or fees
          --------
          $757,500    Principal at the beginning of the next term
          ========

VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

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6p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

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7p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month            Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
------------------ -------------------------------------------------------------
2 months           Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
------------------ -------------------------------------------------------------
3 months           Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
------------------ -------------------------------------------------------------
6 months           Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
------------------ -------------------------------------------------------------
12 months          Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
------------------ -------------------------------------------------------------
24 months          Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is
                   not published.)
------------------ -------------------------------------------------------------
36 months          Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is
                   not published.)
------------------ -------------------------------------------------------------

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month           Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 90 basis points below to 10 basis
                  points above the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

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8p      AMERICAN EXPRESS INVESTORS CERTIFICATE

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month           Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 130 basis points below to 30 basis
                  points below the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month           Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 210 basis points below to 110 basis
                  points below the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 2.00%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 1.10% and 2.10%. If the LIBOR rate published for a given week with respect to 12-month certificates is 2.50%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 1.80% and 2.80%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

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9p      AMERICAN EXPRESS INVESTORS CERTIFICATE

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in the Wall Street Journal.


Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

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10p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RATES FOR FUTURE TERMS

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

ADDITIONAL INVESTMENTS


You may add to your investment when your term ends. (Additional purchases that increase the value of the certificate greater than $9 million will be divided into separate accounts, each with the same term and interest rate.) If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $50 million. Additional investments of at least $25,000 may be made by bank wire.


The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

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11p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

EARNING INTEREST

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o  there are no more than 10 grantors of the trust;

o  all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o  the trustee supplies AECC with appropriate tax documentation.

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12p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

Purchase policies

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative, or by writing or calling AECSC at the address or phone number on the back cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END

By wire

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.

If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.

o  Minimum amount you may wire: $25,000

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

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13p      AMERICAN EXPRESS INVESTORS CERTIFICATE

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, your relationship manager, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

You may receive all or part of your money at any time. However:

o Full and partial withdrawals of principal are subject to penalties, described below.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,

o  then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

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14p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.

Total investments                            $1,000,000
Interest credited                                20,000
                                             ----------
Total balance                                $1,020,000
Requested check                                 100,000
Credited interest withdrawn                     (20,000)
Withdrawal charge percent                             2%
Actual withdrawal charge                          1,600
Balance prior to withdrawal                   1,020,000
Requested withdrawal check                     (100,000)
Withdrawal charge                                (1,600)
                                             ----------
Total balance after withdrawal               $  918,400
                                             ==========

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.

WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

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15p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

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16p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.

GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION

Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your relationship manager or other selling agent representative or the Issuer must:

o be addressed to your relationship manager or other selling agent office or the Issuer's corporate office, in which case it must identify your relationship manager or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o  be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.

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17p      AMERICAN EXPRESS INVESTORS CERTIFICATE

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

PURCHASES BY BANK WIRE

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from your relationship manager's office or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment

The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

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18p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 or approved substitute. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.


To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)


This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.


Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

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19p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.


The Form W-8 must be resupplied every four calendar years.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.

Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.


Transfers on death: If you are a nonresident alien and you die while owning a certificate, then depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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20p      AMERICAN EXPRESS INVESTORS CERTIFICATE

How Your Money Is Used and Protected

INVESTED AND GUARANTEED BY THE ISSUER


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. AECC is by far the largest issuer of face-amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 2004. We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:


o  interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, custody fee to American Express Trust Company and transfer agent fees to AECSC.


For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT


Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.


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21p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 200_, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


The Issuer's investments are varied and of high quality. This was the composition of the AECC portfolio at Dec. 31, 2004:


Type of investment                   Net amount invested
Government agency bonds                       %
Corporate and other bonds
Mortgage loans and other loans
Cash and cash equivalents
Preferred stocks
Structured investments


At Dec. 31, 2004 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


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22p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Most of our investments are on deposit with American Express Trust Company, Minneapolis, Minnesota although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2004 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."


The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They experience greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2004, AECC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

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23p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

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24p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

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25p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Illiquid securities


A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.


General Information on the Issuer and How it Operates


RELATIONSHIP BETWEEN THE ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

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26p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. The Issuer and AEFC have never failed to meet their certificate payments.

AEFC is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND  CERTIFICATES ISSUED

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 2004, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 2004, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

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27p      AMERICAN EXPRESS INVESTORS CERTIFICATE

SERVICE PROVIDERS

In order for AECC to engage in the business of issuing and distributing certificates and managing the assets that back the certificates it must utilize a number of service providers. AECC has entered into agreements with several entities, all of which are affiliated with AECC, to provide asset management and administrative services, distribution, transfer agent services, and custody.


INVESTMENT MANAGEMENT AND SERVICES


Under the Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:


o  providing investment research,

o  making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).


Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.


Advisory and services fee computation

Included assets                         Percentage of total book value
First $250 million                                  0.750%
Next $250 million                                   0.650
Next $250 million                                   0.550
Next $250 million                                   0.500
Any amount over $1 billion                          0.107


Advisory and services fee for the past three years


                                                 Percentage of
Year                  Total fees                included assets
200_                       $                           %
200_
200_

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28p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we pay:


o  costs incurred by us in connection with real estate and mortgages;

o  taxes;


o  brokerage commissions;


o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o  expenses of customer settlements not attributable to sales function.

DISTRIBUTION


Under the Distribution Agreement with American Express Financial Advisors Inc. (AEFAI), the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.

Total distribution fees paid to AEFAI for all series of certificates amounted to $_______ during the year ended Dec. 31, 2004.


See Note 1 to financial statements regarding deferral of distribution fee expense.


AEFAI pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.


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29p      AMERICAN EXPRESS INVESTORS CERTIFICATE

SELLING AGENT

Under the Selling Agent Agreement between American Express Bank International
(AEBI) and AEFAI, AEBI receives compensation for its services as selling agent of this certificate as follows:


AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.


These fees are not assessed to your certificate account.


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.


AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida.


Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

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30p      AMERICAN EXPRESS INVESTORS CERTIFICATE

OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:

o  0.90% of the initial investment on the first day of the certificate's term;
   and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.


In addition, AECC may pay distributors, and AEFAI may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or AEFAI may pay or permit other promotional incentives, in cash or credit or other compensation.

TRANSFER AGENT

Under the Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

CUSTODIAN

Under the Custody Agreement, American Express Trust Company (AETC), a wholly owned subsidiary of AEFC, holds AECC's assets in custody for the benefit of AECC. The agreement authorizes AETC to enter into subcustodial arrangements with other banks, and AETC has established such an arrangement with Bank of New York for custody of foreign assets. AECC pays AETC fees based on the assets held in custody for AECC as well as per transaction charges for certain types of transactions and out-of-pocket expenses.


EMPLOYMENT OF OTHER  AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and


o the affiliate's employment is consistent with the terms of federal securities laws.


--------------------------------------------------------------------------------
31p      AMERICAN EXPRESS INVESTORS CERTIFICATE

CONFLICTS OF INTEREST

AECC's activities and its reliance on affiliated service providers to conduct those activities involve a number of conflicts of interest.

Because AECC has the sole discretion to determine the features and terms of the products that it offers, including the rates of return that are paid on those products, AECC has an interest in setting those features and terms in a manner that is most favorable to AECC. These conflicts are mitigated by the fact that AECC's products compete with similar products widely offered by banks and other financial institutions. AECC's pricing philosophy is to offer rates of return that are competitive with those available through other products with similar risk and reward characteristics. AECC also has an incentive to invest its assets to produce the highest possible return. The conflicts inherent in AEFC's investment strategies are mitigated by the regulatory requirements that limit the kind of investments that AEFC can select for AECC, the oversight of AECC's board of directors, a majority of whom are independent of AECC and its affiliates, and AECC's desire to protect its business reputation.

Since the fees for the service providers are not charged directly to investors, conflicts of interest arise that may arise in connection with the provision of other services to AECC by its affiliates are less pronounced. The agreements with each of the service providers are presented to AECC's board of directors each year for renewal. In connection with the annual review, the service providers furnish to the board of directors information concerning comparable fees for the services and the profitability to AECC's affiliates of providing the services. The board's oversight of service provider fees focuses more on assuring that AECC is following sound business practices than the competitiveness of the fees and the quality of the services provided.


--------------------------------------------------------------------------------
32p      AMERICAN EXPRESS INVESTORS CERTIFICATE

DIRECTORS AND OFFICERS

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $____________ during 2004 to directors not employed by AEFC.

Independent Board Members*
----------------------------- ------------------------------------------
Name,                         Karen M. Bohn
address,                      6620 Iroquois Trail
age                           Edina, MN 55439
                              Born in 1953


Position held with AECC       Board member since 2002
and length of service


Principal occupations         President & CEO, Galeo Group LLC;
during past five years        Independent business consultant

Other directorships           Alerus Financial Corp., Ottertail
                              Corporation, American Express Bank, FSB

Committee memberships         Audit

----------------------------- ------------------------------------------
Name,                         Rodney P. Burwell
address,                      7901 Xerxes Avenue South, Suite 201
age                           Bloomington, MN 55431
                              Born in 1939


Position held with AECC       Board member since 1999
and length of service


Principal occupations         Chairman, Xerxes Corporation
during past five years        (fiberglass storage tanks)

Other directorships           TCF Financial

Committee memberships         Audit, Dividend

----------------------------- ------------------------------------------
Name,                         Jean B. Keffeler
address,                      P.O. Box 1377
age                           Livingston, MT 59047
                              Born in 1945


Position held with AECC       Board member since 1999
and length of service


Principal occupations         Retired business executive
during past five years

Other directorships

Committee memberships         Audit
----------------------------- ------------------------------------------

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33p      AMERICAN EXPRESS INVESTORS CERTIFICATE

----------------------------- ------------------------------------------
Name, address, age            Thomas R. McBurney
                              4900 IDS Center
                              80 South Eighth Street
                              Minneapolis, MN 55402
                              Born in 1938


Position held with AECC       Board member since 1999
and length of service


Principal occupations         President, McBurney Management Advisors
during past five years

Other directorships           The Valspar Corporation (paints)

Committee memberships         Audit, Dividend
----------------------------- ------------------------------------------


* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS Life Insurance Company of New York and American Centurion Life Assurance Company which are indirectly controlled by AEFC.

Board Member Affiliated with the AECC**
----------------------------- ------------------------------------------
Name,                         Paula R. Meyer
address,                      596 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1954

Position held with AECC       Board member and President since 1998
and length of service

Principal occupations         Senior Vice President and General
during past five years        Manager - Mutual Funds, AEFC, since
                              2002; Vice President and Managing
                              Director - American Express Funds, AEFC,
                              2000-2002


Other directorships

Committee memberships         Dividend, Investment
----------------------------- ------------------------------------------

** Interested person by reason of being an officer, director and/or employee of AEFC.

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34p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Executive Officers
----------------------------- ------------------------------------------
Name,                         Paula R. Meyer
address,                      596 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1954


Position held with AECC       Board member and President since 1998
and length of service

Principal occupations         Senior Vice President and General
during past five years        Manager - Mutual Funds, AEFC, since
                              2002; Vice President and Managing
                              Director - American Express Funds, AEFC,
                              2000-2002


Other directorships

Committee memberships         Dividend, Investment
----------------------------- ------------------------------------------
Name,                         Brian J. McGrane
address,                      807 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1971


Position held with AECC       Vice President and Chief Financial
and length of service         Officer since 2003

Principal occupations         Vice President - Lead Financial Officer
during past five years        - Asset Management Businesses, AEFC,
                              since 2003; Vice President - Lead Financial
                              Officer - Institutional and Brokerage, AEFC,
                              2002-2003; Vice President - Lead Financial Officer
                              - US Brokerage, AEFC, 2001-2002; Director,
                              Financial Standards and Accounting Policy - AEFC,
                              1999-2001


Other directorships

Committee memberships
----------------------------- ------------------------------------------


Name,                         David K. Stewart
address,                      802 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in

Position held with AECC       Vice President and Chief Accounting
and length of service         Officer since 2004

Principal occupations         Vice President - _____________, AEFC,
during past five years        since 2002; Treasurer - Lutheran
                              Brotherhood, 1985-2002

Other directorships

Committee memberships
----------------------------- ------------------------------------------


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35p      AMERICAN EXPRESS INVESTORS CERTIFICATE

----------------------------- ------------------------------------------
Name,                         Walter S. Berman
address,                      50115 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1942


Position held with AECC       Treasurer since 2003
and length of service


Principal occupations         Executive Vice President and Corporate
during past five years        Treasurer - American Express Company
                              (AMEX) since 2002; Chief Financial Officer - AEFA since 2001; Various senior financial positions, including Treasurer of IBM, at other companies from 1996 to 2001

Other directorships


Committee memberships         Investment

----------------------------- ------------------------------------------
Name,                         Lorraine R. Hart
address,                      53643 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1951


Position held with AECC       Vice President - Investments
and length of service


Principal occupations         Vice President - Investments
during past five years        Administration Officer, AEFC, since
                              2003; Vice President - Insurance
                              Investments, AEFC, 1989-2003

Other directorships

Committee memberships         Investment
----------------------------- ------------------------------------------
Name,                         Michelle M. Keeley
address,                      257 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1964


Position held with AECC       Vice President - Investments since 2003
and length of service


Principal occupations         Senior Vice President - Fixed Income,
during past five years        AEFC, since 2002; Managing Director,
                              Zurich Global Assets, 2000-2002;
                              Managing Director, Zurich Scudder
                              Investments, 1999-2000

Other directorships

Committee memberships         Investment
----------------------------- ------------------------------------------

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36p      AMERICAN EXPRESS INVESTORS CERTIFICATE

----------------------------- ------------------------------------------
Name,                         H. Bernt von Ohlen
address,                      50607 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1946


Position held with AECC       Vice president, General Counsel, and
and length of service         Secretary since September 2002

Principal occupations         Vice President & Group Counsel, AEFC,
during past five years        since 2000


Other directorships

Committee memberships
----------------------------- ------------------------------------------

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, independent auditors, Minneapolis, Minnesota have audited our financial statements at Dec. 31, 2004 and 2003 and for each of the years in the three-year period ended Dec. 31, 2004. We have included these financial statements in the prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


--------------------------------------------------------------------------------
37p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, the Issuer will consider the financial condition of the issuer or the protection afforded by the terms of the security.

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38p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Annual Financial Information

[to be inserted]

--------------------------------------------------------------------------------
39p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Quick telephone reference

Selling Agent:   American Express Bank International

Region offices   101 East 52nd Street       (212) 415-9500
                 4th Floor
                 New York, NY 10022

                 1221 Brickell Avenue       (305) 350-7750
                 8th Floor
                 Miami, FL 33131

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6037 W (4/05)

                     American Express Investors Certificate

                            Prospectus April 27, 2005

                            (for selected investors)

              Provides high fixed rates with capital preservation.

--------------------------------------------------------------------------------
  (logo)                                                                  (logo)
  American                                                              AMERICAN
    Express(R)                                                           EXPRESS
Certificates
--------------------------------------------------------------------------------

This product is intended for clients who invest greater than $50 million in the aggregate in this product.

You may:

o Purchase this certificate in any amount from $100,000 through $25 million on the date your term starts unless you receive prior approval from the Issuer to invest more. (Purchases greater than $9 million will be divided into separate accounts, each with the same term and interest rates.) Additionally, the aggregate amount of your current investments in American Express Investors Certificate (for selected investors) may not exceed $300 million (unless you receive prior approval from the Issuer to invest more). In order to invest more you must receive prior authorization from the Issuer.

o    Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:           American Express Certificate Company
                  Unit 557
                  70100 AXP Financial Center
                  Minneapolis, MN 55474
                  (800) 862-7919 (612) 671-3131

Distributor:      American Express Financial Advisors Inc.

Selling Agent:    American Express Bank International

Initial Interest Rates


American Express Certificate Company (the Issuer or AECC) guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 27, 2005:


               Simple                Actual compound             Effective
Term       interest rate*         yield for the term**      annualized yield***
1 month         ___%                      ___%                     ___%
2 month         ___%                      ___%                     ___%
3 month         ___%                      ___%                     ___%
6 month         ___%                      ___%                     ___%
12 month        ___%                      ___%                     ___%
24 month        ___%                      ___%                     ___%
36 month        ___%                      ___%                     ___%

    * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

   ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

  *** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

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2p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Table of Contents


Initial Interest Rates                                2p
Risk Factors                                          2p

About the Certificate                                 5p
Read and Keep This Prospectus                         5p
Investment Amounts and Terms                          5p
Face Amount and Principal                             6p
Value at Maturity                                     6p
Receiving Cash During the Term                        7p
Interest                                              7p
Promotions and Pricing Flexibility                    7p
Rates for New Purchases                               8p
Rates for Future Terms                               10p
Additional Investments                               11p
Earning Interest                                     11p

How to Invest and Withdraw Funds                     12p
Buying Your Certificate                              12p
How to Make Investments at Term End                  13p
Full and Partial Withdrawals                         14p
When Your Certificate Term Ends                      15p
Transfers to Other Accounts                          16p
Transfer of Ownership                                16p
For More Information                                 17p
Giving Instructions and Written Notification         17p
Purchases by Bank Wire                               18p

Tax Treatment of Your Investment                     18p

How Your Money is Used and Protected                 21p
Invested and Guaranteed by the Issuer                21p
Regulated by Government                              21p
Backed by Our Investments                            22p
Investment Policies                                  23p


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3p      AMERICAN EXPRESS INVESTORS CERTIFICATE

General Information on the Issuer
   and How it Operates                               26p
Relationship Between the Issuer and
   American Express Financial Corporation            26p
Capital Structure and Certificates Issued            27p
Service Providers                                    27p
Investment Management and Services                   28p
Distribution                                         29p
Selling Agent                                        30p
Other Selling Agents                                 31p
Transfer Agent                                       31p
Custodian                                            31p
Employment of Other American Express Affiliates      31p
Conflicts of Interest                                32p
Directors and Officers                               33p
Independent Auditors                                 37p

Appendix                                             38p

Annual Financial Information                         39p

Summary of Selected
   Financial Information                               p
Management's Discussion and
   Analysis of Financial Condition and
   Results of Operations                               p

American Express Certificate Company
   Responsibility of Management                        p

Report of Ernst & Young LLP
   Independent Auditors                                p

Financial Statements                                   p

Notes to Financial Statements                          p

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4p      AMERICAN EXPRESS INVESTORS CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS


This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the American Express Investors Certificate from those described in the prospectus, or to bind the Issuer by any statement not in it.


This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS AND TERMS

This product is intended for clients who invest greater than $50 million in the aggregate in this product.


You may purchase the American Express Investors Certificate in any amount from $100,000 through $25 million payable in U.S. currency on the date your term starts unless you receive prior approval from the Issuer to invest more. (Purchases greater than $9 million will be divided into separate accounts, each with the same term and interest rate.) Additionally, the aggregate amount of your current investments in American Express Investors Certificate (for selected investors), less withdrawals, may not exceed $300 million (unless you receive prior approval from the Issuer to invest more) payable in U.S. currency.


After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. However, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

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5p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals           Face amount (initial investment)
plus                       At the end of a term, interest credited to your
                           account during the term
minus                      Any interest paid to you in cash
plus                       Any additional investments to your certificate
minus                      Any withdrawals, fees and applicable penalties

Principal may change during a term as described in "Full and Partial
Withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

          $500,000       Face amount (initial investment)
plus         7,500       Interest credited to your account
minus           (0)      Interest paid to you in cash
plus       250,000       Additional investment to your certificate
minus           (0)      Withdrawals and applicable penalties or fees
          --------
          $757,500       Principal at the beginning of the next term
          ========

VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

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6p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

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7p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month            Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
------------------ -------------------------------------------------------------
2 months           Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
------------------ -------------------------------------------------------------
3 months           Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
------------------ -------------------------------------------------------------
6 months           Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
------------------ -------------------------------------------------------------
12 months          Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
------------------ -------------------------------------------------------------
24 months          Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
------------------ -------------------------------------------------------------
36 months          Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
------------------ -------------------------------------------------------------

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month           Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 90 basis points below to 10 basis
                  points above the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

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8p      AMERICAN EXPRESS INVESTORS CERTIFICATE

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month           Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 130 basis points below to 30 basis
                  points below the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month           Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.
----------------- --------------------------------------------------------------
2 months          Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
----------------- --------------------------------------------------------------
3 months          Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
----------------- --------------------------------------------------------------
6 months          Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
----------------- --------------------------------------------------------------
12 months         Within a range of 210 basis points below to 110 basis
                  points below the 12-month LIBOR rate.
----------------- --------------------------------------------------------------
24 months         Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------
36 months         Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
----------------- --------------------------------------------------------------

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 2.00%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 1.10% and 2.10%. If the LIBOR rate published for a given week with respect to 12-month certificates is 2.50%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 1.80% and 2.80%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

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9p      AMERICAN EXPRESS INVESTORS CERTIFICATE

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in the Wall Street Journal.


Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

RATES FOR FUTURE TERMS

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has

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10p      AMERICAN EXPRESS INVESTORS CERTIFICATE
complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

ADDITIONAL INVESTMENTS


You may add to your investment when your term ends. (Additional purchases that increase the value of the certificate greater than $9 million will be divided into separate accounts, each with the same term limit and interest rate.) If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation(s) will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $300 million. Additional investments of at least $25,000 may be made by bank wire.


The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

EARNING INTEREST

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid

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11p      AMERICAN EXPRESS INVESTORS CERTIFICATE
to you monthly in cash if you maintain a principal balance of at least
$500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o  there are no more than 10 grantors of the trust;

o  all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o  the trustee supplies AECC with appropriate tax documentation.

The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

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12p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchase policies

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative, or by writing or calling AECSC at the address or phone number on the back cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END

 By wire

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.

If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.

o  Minimum amount you may wire: $25,000

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, your relationship manager, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay any fee the bank charges for wiring.

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13p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FULL AND PARTIAL WITHDRAWALS

You may receive all or part of your money at any time. However:

o Full and partial withdrawals of principal are subject to penalties, described below.

o If you request a withdrawal or a series of withdrawals exceeding $50,000,000 in any 30-day period, the Issuer at its option may, prior to the maturity of any of these certificates, defer any payment or payments to the certificate owner for a period of not more than 30 days. If the Issuer exercises this option, interest will accrue on any such payment or payments, for the period of deferment, at a rate at least equal to that applicable to the last term of the certificate.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o  first from interest credited during the current term,

o  then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

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14p      AMERICAN EXPRESS INVESTORS CERTIFICATE

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.

Total investments                            $1,000,000
Interest credited                                20,000
                                             ----------
Total balance                                $1,020,000
Requested check                                 100,000
Credited interest withdrawn                     (20,000)
Withdrawal charge percent                             2%
Actual withdrawal charge                          1,600
Balance prior to withdrawal                   1,020,000
Requested withdrawal check                     (100,000)
Withdrawal charge                                (1,600)
                                             ----------
Total balance after withdrawal               $  918,400
                                             ==========

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.

WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

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15p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

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16p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.

GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION

Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your relationship manager or other selling agent representative or the Issuer must:

o be addressed to your relationship manager or other selling agent office or the Issuer's corporate office, in which case it must identify your relationship manager or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o  be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.

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17p      AMERICAN EXPRESS INVESTORS CERTIFICATE

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

PURCHASES BY BANK WIRE

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from your relationship manager's office or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment

The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

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18p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 or approved substitute. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.


To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)


This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.


Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

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19p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.


The Form W-8 must be resupplied every four calendar years.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.

Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.


Transfers on death: If you are a nonresident alien and you die while owning a certificate, then depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

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20p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.
How Your Money Is Used and Protected

INVESTED AND GUARANTEED BY THE ISSUER


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. AECC is by far the largest issuer of face-amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 2004.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o  interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, custody fee to American Express Trust Company and transfer agent fees to AECSC.


For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT


Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.


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21p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2004, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


The Issuer's investments are varied and of high quality. This was the composition of the AECC portfolio at Dec. 31, 2004:


Type of investment                   Net amount invested
Government agency bonds                       %
Corporate and other bonds
Mortgage loans and other loans
Cash and cash equivalents
Preferred stocks
Structured investments


At Dec. 31, 2004 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


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22p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Most of our investments are on deposit with American Express Trust Company, Minneapolis, Minnesota although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2004 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."


The prices of bond generally fall as interest rates increase, and rise as interest rates decrease. The prices of a bond also fluctuate if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They experience greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 2004, AECC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


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23p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major

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24p      AMERICAN EXPRESS INVESTORS CERTIFICATE
event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

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25p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Illiquid securities


A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions


There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

General Information on the Issuer and How it Operates


RELATIONSHIP BETWEEN THE ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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26p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. The Issuer and AEFC have never failed to meet their certificate payments.

AEFC is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND  CERTIFICATES ISSUED

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2004, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. At Dec. 31, 2004, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

SERVICE PROVIDERS

In order for AECC to engage in the business of issuing and distributing certificates and managing the assets that back the certificates it must utilize a number of service providers. AECC has entered into agreements with several entities, all of which are affiliated with AECC, to provide asset management and administrative services, distribution, transfer agent services, and custody.


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27p      AMERICAN EXPRESS INVESTORS CERTIFICATE

INVESTMENT MANAGEMENT AND SERVICES


Under the Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:


o  providing investment research,

o  making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).


Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee computation


Included assets             Percentage of total book value
First $250 million                         0.750%
Next $250 million                          0.650
Next $250 million                          0.550
Next $250 million                          0.500
Any amount over $1 billion                 0.107


Advisory and services fee for the past three years

                                           Percentage of
Year                Total fees            included assets
2004                     $                       %
2003
2002


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28p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we pay:


o  costs incurred by us in connection with real estate and mortgages;

o  taxes;


o  depository fees;


o  brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o  expenses of customer settlements not attributable to  sales function.

DISTRIBUTION


Under the Distribution Agreement with American Express Financial Advisors Inc. (AEFAI), the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.

Total distribution fees paid to AEFAI for all series of certificates amounted to $________ during the year ended Dec. 31, 2004.


See Note 1 to financial statements regarding deferral of distribution fee expense.


AEFAI pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.


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29p      AMERICAN EXPRESS INVESTORS CERTIFICATE

SELLING AGENT

Under the Selling Agent Agreement between American Express Bank International
(AEBI) and AEFAI, AEBI receives compensation for its services as selling agent of this certificate as follows:


AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.


These fees are not assessed to your certificate account.


AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.


AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida.


Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

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30p      AMERICAN EXPRESS INVESTORS CERTIFICATE

OTHER SELLING AGENTS


This certificate may be sold through selling agents, under arrangements with AEFAI at commissions of up to:


o  0.90% of the initial investment on the first day of the certificate's term;
   and

o  0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.


In addition, AECC may pay distributors, and AEFAI may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or AEFAI may pay or permit other promotional incentives, in cash or credit or other compensation.


TRANSFER AGENT


Under the Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

CUSTODIAN

Under the Custody Agreement, American Express Trust Company (AETC), a wholly owned subsidiary of AEFC, holds AECC's assets in custody for the benefit of AECC. The agreement authorizes AETC to enter into subcustodial arrangements with other banks, and AETC has established such an arrangement with Bank of New York for custody of foreign assets. AECC pays AETC fees based on the assets held in custody for AECC as well as per transaction charges for certain types of transactions and out-of-pocket expenses.


EMPLOYMENT OF OTHER AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

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31p      AMERICAN EXPRESS INVESTORS CERTIFICATE

CONFLICTS OF INTEREST

AECC's activities and its reliance on affiliated service providers to conduct those activities involve a number of conflicts of interest.

Because AECC has the sole discretion to determine the features and terms of the products that it offers, including the rates of return that are paid on those products, AECC has an interest in setting those features and terms in a manner that is most favorable to AECC. These conflicts are mitigated by the fact that AECC's products compete with similar products widely offered by banks and other financial institutions. AECC's pricing philosophy is to offer rates of return that are competitive with those available through other products with similar risk and reward characteristics. AECC also has an incentive to invest its assets to produce the highest possible return. The conflicts inherent in AEFC's investment strategies are mitigated by the regulatory requirements that limit the kind of investments that AEFC can select for AECC, the oversight of AECC's board of directors, a majority of whom are independent of AECC and its affiliates, and AECC's desire to protect its business reputation.

Since the fees for the service providers are not charged directly to investors, conflicts of interest arise that may arise in connection with the provision of other services to AECC by its affiliates are less pronounced. The agreements with each of the service providers are presented to AECC's board of directors each year for renewal. In connection with the annual review, the service providers furnish to the board of directors information concerning comparable fees for the services and the profitability to AECC's affiliates of providing the services. The board's oversight of service provider fees focuses more on assuring that AECC is following sound business practices than the competitiveness of the fees and the quality of the services provided.


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32p      AMERICAN EXPRESS INVESTORS CERTIFICATE

DIRECTORS AND OFFICERS

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $____________ during 2004 to directors not employed by AEFC.


Independent Board Members*
----------------------------- ------------------------------------------
Name,                         Karen M. Bohn
address,                      6620 Iroquois Trail
age                           Edina, MN 55439
                              Born in 1953


Position held with AECC       Board member since 2002
and length of service


Principal occupations         President & CEO, Galeo Group LLC;
during past five years        Independent business consultant

Other directorships           Alerus Financial Corp., Ottertail
                              Corporation, American Express Bank, FSB

Committee memberships         Audit

----------------------------- ------------------------------------------
Name,                         Rodney P. Burwell
address,                      7901 Xerxes Avenue South, Suite 201
age                           Bloomington, MN 55431
                              Born in 1939


Position held with AECC       Board member since 1999
and length of service


Principal occupations         Chairman, Xerxes Corporation
during past five years        (fiberglass storage tanks)

Other directorships           TCF Financial

Committee memberships         Audit, Dividend

----------------------------- ------------------------------------------
Name,                         Jean B. Keffeler
address,                      P.O. Box 1377
age                           Livingston, MT 59047
                              Born in 1945


Position held with AECC       Board member since 1999
and length of service


Principal occupations         Retired business executive
during past five years

Other directorships

Committee memberships         Audit
----------------------------- ------------------------------------------

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

Independent Board Members* (continued)
----------------------------- ------------------------------------------
Name, address, age            Thomas R. McBurney
                              4900 IDS Center
                              80 South Eighth Street
                              Minneapolis, MN 55402
                              Born in 1938


Position held with AECC       Board member since 1999
and length of service


Principal occupations         President, McBurney Management Advisors
during past five years

Other directorships           The Valspar Corporation (paints)

Committee memberships         Audit, Dividend
----------------------------- ------------------------------------------


* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS Life Insurance Company of New York and American Centurion Life Assurance Company which are indirectly controlled by AEFC.

Board Member Affiliated with the AECC**
----------------------------- ------------------------------------------
Name,                         Paula R. Meyer
address,                      596 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1954

Position held with AECC       Board member and President since 1998
and length of service

Principal occupations         Senior Vice President and General
during past five years        Manager - Mutual Funds, AEFC, since
                              2002; Vice President and Managing
                              Director - American Express Funds, AEFC,
                              2000-2002


Other directorships

Committee memberships         Dividend, Investment
----------------------------- ------------------------------------------

** Interested person by reason of being an officer, director and/or employee of AEFC.

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34p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Executive Officers
----------------------------- ------------------------------------------
Name,                         Paula R. Meyer
address,                      596 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1954


Position held with AECC       Board member and President since 1998
and length of service

Principal occupations         Senior Vice President and General
during past five years        Manager - Mutual Funds, AEFC, since
                              2002; Vice President and Managing
                              Director - American Express Funds, AEFC,
                              2000-2002


Other directorships

Committee memberships         Dividend, Investment
----------------------------- ------------------------------------------
Name,                         Brian J. McGrane
address,                      807 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1971


Position held with AECC       Vice President and Chief Financial
and length of service         Officer since 2003

Principal occupations         Vice President - Lead Financial Officer
during past five years        - Asset Management Businesses, AEFC,
                              since 2003; Vice President - Lead Financial
                              Officer - Institutional and Brokerage, AEFC,
                              2002-2003; Vice President - Lead Financial Officer
                              - US Brokerage, AEFC, 2001-2002; Director,
                              Financial Standards and Accounting Policy - AEFC,
                              1999-2001


Other directorships

Committee memberships
----------------------------- ------------------------------------------


Name,                         David K. Stewart
address,                      802 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in

Position held with AECC       Vice President and Chief Accounting
and length of service         Officer since 2004

Principal occupations         Vice President - _____________, AEFC,
during past five years        since 2002; Treasurer - Lutheran
                              Brotherhood, 1985-2002

Other directorships

Committee memberships
----------------------------- ------------------------------------------


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35p      AMERICAN EXPRESS INVESTORS CERTIFICATE

----------------------------- ------------------------------------------
Name,                         Walter S. Berman
address,                      50115 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1942


Position held with AECC       Treasurer since 2003
and length of service


Principal occupations         Executive Vice President and Corporate
during past five years        Treasurer - American Express Company
                              (AMEX) since 2002; Chief Financial Officer - AEFA since 2001; Various senior financial positions, including Treasurer of IBM, at other companies from 1996 to 2001

Other directorships


Committee memberships         Investment

----------------------------- ------------------------------------------
Name,                         Lorraine R. Hart
address,                      53643 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1951


Position held with AECC       Vice President - Investments
and length of service


Principal occupations         Vice President - Investments
during past five years        Administration Officer, AEFC, since
                              2003; Vice President - Insurance
                              Investments, AEFC, 1989-2003

Other directorships

Committee memberships         Investment
----------------------------- ------------------------------------------
Name,                         Michelle M. Keeley
address,                      257 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1964


Position held with AECC       Vice President - Investments since 2003
and length of service


Principal occupations         Senior Vice President - Fixed Income,
during past five years        AEFC, since 2002; Managing Director,
                              Zurich Global Assets, 2000-2002;
                              Managing Director, Zurich Scudder
                              Investments, 1999-2000

Other directorships

Committee memberships         Investment
----------------------------- ------------------------------------------

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36p      AMERICAN EXPRESS INVESTORS CERTIFICATE

----------------------------- ------------------------------------------
Name,                         H. Bernt von Ohlen
address,                      50607 AXP Financial Center
age                           Minneapolis, MN 55474
                              Born in 1946


Position held with AECC       Vice president, General Counsel, and
and length of service         Secretary since September 2002

Principal occupations         Vice President & Group Counsel, AEFC,
during past five years        since 2000


Other directorships

Committee memberships
----------------------------- ------------------------------------------

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, independent auditors, Minneapolis, Minnesota have audited our financial statements at Dec. 31, 2004 and 2003 and for each of the years in the three-year period ended Dec. 31, 2004. We have included these financial statements in the prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


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37p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, the Issuer will consider the financial condition of the issuer or the protection afforded by the terms of the security.

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38p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Annual Financial Information

[to be inserted]

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39p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Quick telephone reference

Selling Agent:   American Express Bank International

Region offices   101 East 52nd Street       (212) 415-9500
                 4th Floor
                 New York, NY 10022

                 1221 Brickell Avenue       (305) 350-7750
                 8th Floor
                 Miami, FL 33131

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6040 K (4/05)

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 25 TO
                       REGISTRATION STATEMENT NO. 33-26844

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

2002          American Express Special Deposits                     9,792,888.00
2003          American Express Special Deposits                    13,341,309.00
2004          American Express Special Deposits                     8,423,210.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $446,326.20 in 2002, $263,897.87 in 2003 and $226,417.33 in
2004.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.       Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

         10. (a)  Investment   Advisory   and   Services   Agreement   between
                  Registrant and American Express Financial Corporation dated March 6, 2002, filed electronically as Exhibit 10(a) to Post-Effective Amendment No. 51 to Registration Statement No. 2-55252, is incorporated by reference.

            (b) Depositary and Custodial Agreement dated June 23, 2004, between American Express Certificate Company and American Express Trust Company, filed electronically on or about February 18, 2005 as Exhibit 10(b) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (f) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (g) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (h) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (i) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (j) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to IDS Certificate Company's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (k) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to IDS Certificate Company's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (l) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (m) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (n) Selling Dealer Agreement dated July 31, 2000 between American Express Financial Advisors Inc., and Securities America Inc. filed electronically on or about February 18, 2005 as Exhibit 10(n) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

          (o)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (o)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriter, filed electronically on or about February 18, 2005 as Exhibit 10(o)(2) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

          (p) Letter of Representations, dated August 22, 2000, on behalf of American Express Certificate Company and American Express Client Service Corporation filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

          (q) Transfer Agency Agreement, dated December 2, 2004, between American Express Certificate Company and American Express Client Service Corporation filed electronically on or about February 18, 2005 as Exhibit 10(q) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

        11. through 22. -- None.

        23. Consent of Independent Auditors' Report to be filed by Amendment.

        24. (a) Directors' Power of Attorney dated March 3, 2004, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577 is incorporated herein by reference.

        25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company, to be filed by Amendment.

Item 17. Undertakings.

               Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, and American Express Bank International, as selling agent will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. and American Express Bank International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc. and American Express Bank International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 18, 2005.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer
                                              -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on February 18, 2005.


Signature                          Capacity

/s/ Paula R. Meyer                 President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ Brian J. McGrane               Vice President and Chief Financial Officer
----------------------             (Principal Financial Officer)
    Brian J. McGrane

/s/ David K. Stewart                Vice President and Controller
----------------------             (Principal Accounting Officer)
    David K. Stewart

/s/ Rodney P. Burwell*             Director
-----------------------
    Rodney P. Burwell

/s/                                Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney*            Director
------------------------
    Thomas R. McBurney

/s/ Karen M. Bohn*                 Director
-------------------
    Karen M. Bohn

* Signed pursuant to Directors' Power of Attorney dated March 3, 2004, filed electronically on or about April 27, 2004 as Exhibit 24(b) to American Express Flexible Savings Certificate Post-Effective Amendment No. 31 to Registration Statement No. 2-95577, by:




/s/ Paula R. Meyer
----------------------
    Paula R. Meyer